CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Northern Lights Fund Trust III and to the reference on the financial statements and financial highlights of The Covered Bridge Fund, a series of shares of beneficial interest in Northern Lights Fund Trust III. Such financial statements and financial highlights appear in the September 30, 2022 Annual Report to Shareholders.

/s/ BBD, LLP

BBD, LLP

Philadelphia, Pennsylvania

January 25, 2024